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                                                                   EXHIBIT 10(d)

                               JOHNSON & JOHNSON

                             1986 STOCK OPTION PLAN
               (AS AMENDED DECEMBER 4, 1986 AND DECEMBER 4, 1997)

1.  PURPOSE

     The purpose of the Plan is to promote the interests of the Company by ensuring continuity of management and increased incentive on the part of officers and executive employees responsible for major contributions to effective management, through facilitating their acquisition of an equity interest in the Company on reasonable terms.

2.  ADMINISTRATION

     The Plan shall be administered by the Compensation Committee of the Board of Directors (referred to herein as the "Committee"). The Committee shall consist of not less than three directors who shall not be eligible to participate in the Plan while members of the Committee. It shall have the power to select optionees, to establish the number of shares and other terms applicable to each such option, to construe the provisions of the Plan, and to adopt rules and regulations governing the administration of the Plan.

     The Board, within its discretion, shall have authority to amend the Plan and the terms of any option issued hereunder without the necessity of obtaining further approval of the stockholders, unless such approval is required by law.

3.  ELIGIBILITY

     Those eligible to participate in the Plan will be selected by the Committee from the following:

          (1) Directors who are employees of the Company or its domestic subsidiaries (excluding members from time to time of the Committee).

          (2) Officers and other key employees of the Company and its domestic subsidiaries.

          (3) Key employees of subsidiaries outside the United States.

     In all cases, optionees shall be selected on the basis of demonstrated ability to contribute substantially to the effective management of the Company.

     In no event shall an option be granted to any individual who, immediately after such option is granted, is considered to own stock possessing more than 10% of the combined voting power of all classes of stock of Johnson & Johnson or any of its subsidiaries within the meaning of Section 422A of the Internal Revenue Code.

4.  ALLOTMENT OF SHARES

     A maximum of 64,000,000 authorized but unissued shares of the Common Stock of the Company (par value $1.00) will be allotted to the Plan, subject to the required approval by the stockholders. The Committee may, in its discretion, use Treasury shares in lieu of authorized but unissued shares for the options. To the extent this is done, the number of authorized but unissued shares to be used for the Plan will be reduced.

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     Shares covered by options which lapse or have been terminated during the duration of this Plan may be reallocated by the Committee.

5.  EFFECTIVE DATE AND TERM OF PLAN

     The Plan shall become effective on April 24, 1986. No option shall be granted pursuant to this Plan later than April 23, 1991, but options theretofore granted may extend beyond that date in accordance with their terms.

6.  TERMS AND CONDITIONS

     A.  ALL OPTIONS

     The following shall apply to all options granted under the Plan:

         (i) Option Price

             The option price per share for each stock option shall be determined by the Committee and shall not be less than the fair market value on the date the option is granted. The fair market value shall be determined as prescribed by the Internal Revenue Code and Regulations.

         (ii) Time of Exercise of Option

             The Committee shall establish the time or times within the option period when the stock option may be exercised in whole or in such parts as may be specified from time to time by the Committee. With respect to an optionee who is about to retire, the Committee may in its discretion accelerate the time or times when any particular stock option held by said optionee may be so exercised so that such time or times are earlier than those originally provided in said option. However, in no event shall a stock option be exercisable within two years immediately following the date the option is granted. In all cases exercise of a stock option shall be subject to the provisions of Section 6B(ii) or 6C(iv), as the case may be. The Committee shall determine, either at the time of grant or later whether, and to what extent and under what circumstances, the transfer of shares issuable in connection with the exercise of a non-qualified option may be deferred at the election of the optionee.

         (iii) Payment

             The entire option price may be paid at the time the option is exercised. When an option is exercised prior to termination of employment, the Committee shall have the discretion to arrange for the payment of such price, in whole or in part, in installments. In such cases, the Committee shall obtain such evidence of the optionee's obligation, establish such interest rate and require such security as it may deem appropriate for the adequate protection of the Company.

         (iv) Non-transferability of Option

             An option by its terms shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee.

         (v) Adjustment in Event of Recapitalization of the Company

             In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Board of Directors shall make such adjustment as it may deem equitably required in the number and kind of shares authorized by and for the Plan, in the number and kind of shares covered by the options granted, and in the option price.

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     B.  NON-QUALIFIED STOCK OPTIONS

     The Committee may, in its discretion, grant options under the Plan which, in whole or in part, do not qualify as incentive stock options under Section 422A of the Internal Revenue Code. In addition to the terms and conditions set forth in Section 6A above, the following terms and conditions shall govern any option (or portion thereof) to the extent that it does not so qualify.

        (i) Form of Payment

             Payment of the option price of any option (or portion thereof) not qualifying as an Incentive stock option shall be made in cash or, in the discretion of the Committee, in the Common Stock of the Company valued at its fair market value (as the same shall be determined by the Committee), or a combination of such Common Stock and cash.

        (ii) Rights after Termination of Employment

             In the event of termination of employment due to any cause including death or retirement, rights to exercise the stock option shall cease, except for those which have accrued to the date of termination, unless the Committee shall otherwise specify. These rights shall remain exercisable for a period of three months, or such longer period (not to exceed three years) as the Committee shall provide, following termination for any cause other than death or retirement and for a period of three years following termination due to death or retirement, unless the Committee otherwise specifies. With respect to an optionee who is about to retire, the Committee may in its discretion extend the period within which any particular option may be exercised beyond the expiration date originally provided in said option. However, no stock option shall, in any event, be exercised after the expiration of 10 years and one day from the date such option is granted.

        (iii) Period of Option

             The exercise period of each non-qualified stock option by its terms shall not be more than 10 years and one day from the date the option is granted as specified by the Committee.

     C.  INCENTIVE STOCK OPTIONS

     The Committee may, in its discretion, grant options under the Plan which qualify in whole or in part as incentive stock options under Section 422A of the Internal Revenue Code. In addition to the terms and conditions set forth in
Section 6A above, the following terms and conditions shall govern any option (or portion thereof) to the extent that it so qualifies:

     (i) Sequential Exercise

          No incentive stock option granted prior to January 1, 1987 shall, by its terms, be exercisable while there is outstanding (within the meaning of Section 422A(c)(7) of the Internal Revenue Code) any incentive stock option (as that term is defined in the Internal Revenue Code and Regulations) which was granted, before the granting of such option, to the optionee to purchase stock in the Company or in a corporation which (at the time of the granting of such option) is a parent or subsidiary corporation of the Company, or in a predecessor corporation of any such corporations. The preceding sentence shall not apply with respect to any incentive stock option granted after December 31, 1986.

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        (ii) Maximum Fair Market Value of Incentive Stock Options

             For incentive stock options granted before January 1, 1987, the aggregate fair market value (determined as of the time such option is granted) of the Common Stock for which any optionee may be granted incentive stock options in any calendar year (under all incentive stock option plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000 plus any unused limit carryover to such year permitted by Section 422A(c)(4) of the Internal Revenue Code. For incentive stock options granted after December 31, 1986, the aggregate fair market value (determined as of the time such option is granted) of the Common Stock with respect to which incentive stock options are first exercisable under the terms of the option and the Plan by any optionee during any calendar year (under all incentive stock option plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000.

        (iii) Form of Payment

             Payment of the option price for incentive stock options shall be made in cash or in the Common Stock of the Company valued at its fair market value (as the same shall be determined by the Committee), or a combination of such Common Stock and cash. For options granted prior to December 4, 1986, payment may not be made with Common Stock of the Company unless the Common Stock shall have been held by the optionee for at least one year. For options granted on or after December 4, 1986, where payment of the option price is to be made with Common Stock acquired under a Company compensation plan (within the meaning of paragraph 11(g) of Opinion No. 25 of the Accounting Principles Board), such Common Stock will not be accepted as payment unless the optionee has beneficially owned such Common Stock for at least six months (increased to one year if such Common Stock was acquired under an incentive stock option) prior to such payment.

        (iv) Rights after Termination of Employment

             In the event of termination of employment due to any cause including death or retirement, rights to exercise the stock option shall cease, except for those which have accrued to the date of termination, unless the Committee shall otherwise specify. These rights shall remain exercisable for a period of three months, or such longer period (not to exceed three years) as the Committee shall provide, following termination for any cause other than death or retirement and for a period of three years following termination due to death or retirement, unless the Committee otherwise specifies. However, no incentive stock option shall, in any event, be exercised after the expiration of 10 years from the date such option is granted, or such earlier date as may be specified in the option.

        (v) Period of Option

             The exercise period of each incentive stock option by its terms shall not be more than 10 years from the date the option is granted as specified by the Committee.

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